UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2011

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 28, 2011, the Company’s management approved the 2011 Restructuring Plan and concluded that we anticipate incurring approximately $38 million in costs. Most of these costs will be associated with the closure of four underperforming branches. Of the branches, one is in the Residential Furnishings segment, one in Commercial Fixturing & Components and two are in the Industrial Materials segment. Management determined to close the branches because they did not meet our return expectations. The production capacity in the branches will either be consolidated into other facilities, or in some cases, eliminated where we have chosen to walk away from unprofitable business. The four branches had combined net trade sales of approximately $85 million in 2010. We expect to retain a significant majority of these sales. We anticipate that the exit activities will be substantially complete by the end of the second quarter of 2012.

The costs we expect to incur in connection with the 2011 Restructuring Plan, broken down by major type, are shown in the table below.

(Amounts in Millions)

Approximate Costs Estimated to Be Incurred with the 2011 Restructuring Plan

	$000.00	$000.00
Major Type of Cost	Amount for each Type of Cost	Amount of Costs that will result in Cash Expenditures
Restructuring Costs
Employee Termination Costs	$1	$1
Contract Termination Costs	1	1
Other Exit Costs, primarily plant closure and asset relocation	2	2

Total Restructuring Costs	4	4
Asset Impairment
Long-Lived Asset Impairment, including customer related intangibles; property, plant and equipment; and intellectual property	31

Inventory Write-Down	3

Total Estimated Costs	$38	$4

We anticipate that approximately $36 million (of the $38 million in total costs) will be incurred in the fourth quarter of 2011, including the $31 million non-cash charges for long-lived asset impairment, $3 million for inventory write-down, and $2 million of the restructuring costs. The remaining $2 million of restructuring costs is expected to be incurred in the first half of 2012. The following table contains information, by segment, regarding the expected costs.

(Amounts in Millions)

Approximate Costs Estimated to Be Incurred with the 2011 Restructuring Plan by Segment

	Restructuring Costs	Asset Impairment Charges	Inventory Write-Down	Total Costs
Residential Furnishings	$1	$5	$0	$6
Commercial Fixturing & Components	2	1	1	4
Industrial Materials	1	20	2	23
Specialized Products	0	5	0	5

Total Estimated Costs	$4	$31	$3	$38

Forward-Looking Statements. This report contains “forward-looking statements.” These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecasted,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results. It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include: (i) the estimates of the amounts and timing of costs and charges resulting from the exit activities; (ii) the number and nature of businesses to be exited; (iii) the amount of revenue reduced as a result of the exit activities; (iv) the underlying assumptions relating to the forward-looking statements; and (v) other factors described under “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed February 24, 2011 with the SEC, as updated by the Company’s Quarterly Reports on Form 10-Q.

Item 2.06 Material Impairments.

The information contained in Item 2.05 above relating to asset impairment charges is incorporated into this Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure.

On December 28, 2011, Leggett issued a press release announcing restructuring related charges expected to be incurred in the fourth quarter of 2011. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 28, 2011	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President - Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 28, 2011